Exhibit 99.1

Media Contact: Tom Shiel

Office: 704.382.2355 | 24-Hour: 800.559.3853

Analysts: Bill Currens

Office: 704.382.1603

May 7, 2014

Duke Energy reports strong first quarter 2014 adjusted earnings

•	First quarter 2014 adjusted diluted earnings per share (EPS) were $1.17, compared to $1.02 for the first quarter 2013

•	Reported diluted net loss per share for first quarter 2014 of 14 cents, compared to reported diluted EPS of 89 cents for the first quarter 2013

•	Reported results for first quarter 2014 include a pre-tax impairment charge of approximately $1.4 billion, or $1.23 per share, to write-down the company’s Midwest Generation business to its estimated fair value

•	Company affirms its 2014 adjusted earnings guidance range of $4.45 to $4.60 per share

CHARLOTTE, N.C. – Duke Energy today announced first quarter 2014 adjusted diluted EPS of $1.17, compared to $1.02 for first quarter 2013, and a reported diluted net loss per share of 14 cents, compared to reported diluted EPS of 89 cents for the same period last year.

Higher adjusted diluted EPS results for the quarter were led by the company’s largest business unit, Regulated Utilities, which benefitted from revised customer rates and strong weather-normalized retail volumes. International Energy also experienced stronger results in Latin America despite unfavorable foreign currency exchange rates.

Reported results for the quarter were affected by a pre-tax impairment charge of $1.4 billion, or $1.23 per share, to write-down the company’s Midwest Generation business to its estimated fair value. In February 2014, the company announced it had initiated a process to exit this business. This impairment is a special item that has been excluded from the company’s adjusted diluted EPS results.

Based upon results through the first quarter, the company is on track to achieve its 2014 adjusted earnings guidance range of $4.45 to $4.60 per share.

“I am proud of the way our team responded to challenging events in the first quarter – the severe winter weather and the Dan River coal ash release,” said Lynn Good,

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president and CEO. “Our employees demonstrated great discipline and resolve in meeting customer needs and our financial commitments during the quarter.

“For the third consecutive quarter, we experienced improved economic growth throughout our service territories,” she added. “We remain on track with our strategic initiatives to maximize value from our commercial businesses and to develop investment opportunities that underpin our financial objectives.”

Business Unit Results

The discussion below of first-quarter results includes adjusted segment income, which is a non-GAAP financial measure. The tables on pages 21 and 22 present a reconciliation of reported results to adjusted results.

Regulated Utilities

Regulated Utilities recognized first quarter 2014 adjusted segment income of $737 million, compared to $656 million in the first quarter 2013, an increase of $0.11 per share.

Increased quarterly results at Regulated Utilities were primarily driven by:

•	Higher revenues from increased pricing and riders (+$0.12 per share) primarily related to the implementation of revised customer rates

•	Favorable weather (+$0.08 per share), driven by the extreme cold winter temperatures across Duke Energy’s service territories

•	Higher weather-normal retail volumes (+$0.06 per share) of 2.6 percent compared to 2013, principally within the residential and commercial customer classes

•	Increased wholesale net margins (+$0.03 per share) primarily resulting from growth in contracted amounts as well as favorable weather

These favorable drivers were partially offset by:

•	Higher depreciation and amortization expense (-$0.07 per share), including the impact of prior-year cost of removal amortization in Florida

•	Increased operating and maintenance expenses (-$0.05 per share) due to higher storm restoration costs (-$0.07 per share); excluding these storm costs, operating and maintenance expenses were lower primarily resulting from the company’s ongoing cost management efforts and nuclear outage cost levelization in the Carolinas

•	Higher interest expense (-$0.03 per share), due to lower post-in-service debt returns on projects now reflected in customer rates

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•	Lower AFUDC equity (-$0.02 per share), driven by the completion of capital projects

International Energy

International Energy recognized first quarter 2014 adjusted segment income of $130 million, compared to $97 million in the first quarter 2013, an increase of $0.04 per share.

International Energy’s improved quarterly earnings were driven by stronger results in Latin America (+$0.06 per share), primarily due to higher spot volumes and pricing in Brazil. This driver was partially offset by unfavorable foreign currency exchange rates (-$0.02 per share).

Commercial Power

Commercial Power recognized first quarter 2014 adjusted segment income of $10 million, compared to a segment income of $6 million in the first quarter 2013.

Higher earnings from the renewables business (+$0.01 per share), driven by favorable wind production and lower costs, were partially offset by lower earnings from the company’s competitive retail business, Duke Energy Retail (-$0.01).

Other

On an adjusted basis, Other primarily includes corporate interest expense not allocated to the business units, results from Duke Energy’s captive insurance company, other investments, and income tax levelization adjustments.

Other recognized a first quarter 2014 adjusted net expense of $48 million, compared to $43 million in the first quarter 2013.

Earnings Conference Call for Analysts

An earnings conference call for analysts will be held at 10 a.m. ET today to discuss Duke Energy’s financial performance for the first quarter 2014 as well as providing other business updates.

The conference call will be hosted by Lynn Good, president and chief executive officer, and Steve Young, executive vice president and chief financial officer.

The call can be accessed via the investors’ section (http://www.duke-energy.com/investors/) of Duke Energy’s website or by dialing 888-438-5449 in the United States or 719-325-2475 outside the United States. The confirmation code is 5210970. Please call in 10 to 15 minutes prior to the scheduled start time.

A replay of the conference call will be available until 1 p.m. ET, May 17, 2014, by calling 888-203-1112 in the United States or 719-457-0820 outside the United States and using the code 5210970. A replay and transcript also will be available by accessing the investors’ section of the company’s website.

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Special Items and Non-GAAP Reconciliation

Special items affecting Duke Energy’s adjusted diluted EPS for first quarter 2014 and first quarter 2013 include:

(In millions, except per-share amounts)	Pre-Tax Amount	Tax Effect	1Q2014 EPS Impact	1Q2013 EPS Impact
First Quarter 2014
• Midwest Generation Impairment	$(1,381)	$514	$(1.23)
• Costs to Achieve, Progress Energy Merger	$(55)	$21	$(0.04)
• Economic Hedges (Mark-to-Market)	$(34)	$12	$(0.03)
• Discontinued Operations	$(1)	$(2)	$(0.01)
First Quarter 2013
• Costs to Achieve, Progress Energy Merger	$(55)	$21		$(0.05)
• Economic Hedges (Mark-to-Market)	$(75)	$27		$(0.08)

Total diluted EPS impact			$(1.31)	$(0.13)

Reconciliation of reported to adjusted diluted EPS for the quarters:

	1Q2014 EPS	1Q2013 EPS
Diluted EPS, as reported	($0.14)	$0.89
Adjustments to reported EPS:
• Diluted EPS impact of special items, mark-to-market in Commercial Power, and discontinued operations (net of tax)	$1.31	$0.13

Diluted EPS, adjusted	$1.17	$1.02

Non-GAAP financial measures

Management evaluates financial performance in part based on the non-GAAP financial measures, adjusted earnings and adjusted diluted earnings per share (EPS). These items are measured as income from continuing operations after deducting income attributable to noncontrolling interests, adjusted for the dollar and per share impact of special items and mark-to-market impacts of economic hedges in the Commercial Power segment. Special items represent certain charges and credits, which management believes will not be recurring on a regular basis, although it is reasonably possible such charges and credits could recur. Mark-to-market adjustments reflect the impact of derivative contracts, which are used in Duke Energy’s hedging of a portion of the economic value of its generation assets in the Commercial Power segment. The mark-to-market impact of derivative contracts is recognized in GAAP earnings immediately as such derivative contracts do not qualify for hedge accounting or regulatory treatment. The economic value of generation assets is subject to fluctuations in fair value due to market price volatility of input and output commodities (e.g. coal, electricity, natural gas). Economic hedging involves both purchases and sales of those input and output commodities related to generation assets. Operations of the generation assets are accounted for under the accrual method. Management believes excluding

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impacts of mark-to-market changes of the derivative contracts from adjusted earnings until settlement better matches the financial impacts of the derivative contract with the portion of economic value of the underlying hedged asset. Management believes the presentation of adjusted earnings and adjusted diluted EPS provides useful information to investors, as it provides them an additional relevant comparison of Duke Energy’s performance across periods. Management uses these non-GAAP financial measures for planning and forecasting and for reporting results to the Board of Directors, employees, shareholders, analysts and investors concerning Duke Energy’s financial performance. The most directly comparable GAAP measures for adjusted earnings and adjusted diluted EPS are Net Income Attributable to Duke Energy Corporation and Diluted EPS attributable to Duke Energy Corporation common shareholders, which include the dollar and per share impact of special items, mark-to-market impacts of economic hedges in the Commercial Power segment and discontinued operations.

Management evaluates segment performance based on segment income. Segment income is defined as income from continuing operations net of income attributable to noncontrolling interests. Segment income, as discussed below, includes intercompany revenues and expenses that are eliminated in the Consolidated Financial Statements. Management also uses adjusted segment income as a measure of historical and anticipated future segment performance. Adjusted segment income is a non-GAAP financial measure, as it is based upon segment income adjusted for special items and mark-to-market impacts of economic hedges in the Commercial Power segment. Management believes the presentation of adjusted segment income provides useful information to investors, as it provides them with an additional relevant comparison of a segment’s performance across periods. The most directly comparable GAAP measure for adjusted segment income is segment income, which represents segment income from continuing operations, including any special items and mark-to-market impacts of economic hedges in the Commercial Power segment.

Due to the forward-looking nature of any forecasted adjusted earnings guidance, information to reconcile this non-GAAP financial measure to the most directly comparable GAAP financial measure is not available at this time, as management is unable to project all special items or mark-to-market adjustments for future periods. The earnings guidance range assumptions for 2014 include a full-year of earnings contributions from the Midwest generation fleet, which management has begun a process to exit. Irrespective of whether this business is reclassified as discontinued operations for accounting purposes, management expects to continue including any Midwest generation fleet earnings in adjusted earnings, adjusted diluted EPS, and adjusted segment income. Management believes it is unlikely a sale transaction will close in 2014.

Due to the forward-looking nature of any forecasted adjusted segment income or adjusted Other net expenses and any related growth rates for future periods,

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information to reconcile these non-GAAP financial measures to the most directly comparable GAAP financial measures is not available at this time, as the company is unable to forecast all special items, the mark-to-market impacts of economic hedges in the Commercial Power segment, or any amounts that may be reported as discontinued operations or extraordinary items for future periods.

Duke Energy is the largest electric power holding company in the United States with more than $110 billion in total assets. Its regulated utility operations serve approximately 7.2 million electric customers located in six states in the Southeast and Midwest. Its commercial power and international business segments own and operate diverse power generation assets in North America and Latin America, including a growing portfolio of renewable energy assets in the United States.

Headquartered in Charlotte, N.C., Duke Energy is a Fortune 250 company traded on the New York Stock Exchange under the symbol DUK. More information about the company is available at duke-energy.com.

Forward-Looking Information

This release includes forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. Forward-looking statements are based on management’s beliefs and assumptions.

These forward-looking statements are identified by terms and phrases such as “anticipate,” “believe,” “intend,” “estimate,” “expect,” “continue,” “should,” “could,” “may,” “plan,” “project,” “predict,” “will,” “potential,” “forecast,” “target,” “guidance,” “outlook” and similar expressions. Forward-looking statements involve risks and uncertainties that may cause actual results to be materially different from the results predicted. Factors that could cause actual results to differ materially from those indicated in any forward-looking statement include, but are not limited to: state, federal and foreign legislative and regulatory initiatives, including costs of compliance with existing and future environmental requirements or climate change, as well as rulings that affect cost and investment recovery or have an impact on rate structures or market prices; the extent and timing of the costs and liabilities relating to the Dan River ash basin release and future regulatory changes related to the management of coal ash; the ability to recover eligible costs, including those associated with future significant weather events, and earn an adequate return on investment through the regulatory process; the costs of decommissioning Crystal River Unit 3 could prove to be more extensive than is currently identified and all costs may not be fully recoverable through the regulatory process; the risk that the credit ratings of the company or its subsidiaries may be different from what the companies expect; costs and effects of legal and administrative proceedings, settlements, investigations and claims; industrial, commercial and residential growth or decline in service territories or customer bases resulting from customer usage patterns, including energy efficiency efforts and use of

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alternative energy sources including self-generation and distributed generation technologies; additional competition in electric markets and continued industry consolidation; political and regulatory uncertainty in other countries in which Duke Energy conducts business; the influence of weather and other natural phenomena on operations, including the economic, operational and other effects of severe storms, hurricanes, droughts and tornadoes; the ability to successfully operate electric generating facilities and deliver electricity to customers; the impact on facilities and business from a terrorist attack, cyber security threats, data security breaches and other catastrophic events; the inherent risks associated with the operation and potential construction of nuclear facilities, including environmental, health, safety, regulatory and financial risks; the timing and extent of changes in commodity price, interest rates and foreign currency exchange rates and the ability to recover such costs through the regulatory process, where appropriate, and their impact on liquidity positions and the value of underlying assets; the results of financing efforts, including the ability to obtain financing on favorable terms, which can be affected by various factors, including credit ratings and general economic conditions; declines in the market prices of equity securities and resultant cash funding requirements for defined benefit pension plans, other post-retirement benefit plans, and nuclear decommissioning trust funds; changes in rules for regional transmission organizations, including changes in rate designs and new and evolving capacity markets, and risks related to obligations created by the default of other participants; the ability to control operation and maintenance costs; the level of creditworthiness of counterparties to transactions; employee workforce factors, including the potential inability to attract and retain key personnel; the ability of subsidiaries to pay dividends or distributions to Duke Energy Corporation holding company (the Parent); the performance of projects undertaken by our nonregulated businesses and the success of efforts to invest in and develop new opportunities; the effect of accounting pronouncements issued periodically by accounting standard-setting bodies; the impact of potential goodwill impairments; the ability to reinvest retained earnings of foreign subsidiaries or repatriate such earnings on a tax free basis; and the ability to successfully complete future merger, acquisition or divestiture plans.

Additional risks and uncertainties are identified and discussed in Duke Energy’s and its subsidiaries’ reports filed with the SEC and available at the SEC’s website at www.sec.gov. In light of these risks, uncertainties and assumptions, the events described in the forward-looking statements might not occur or might occur to a different extent or at a different time than Duke Energy has described. Forward-looking statements speak only as of the date they are made, Duke Energy undertakes no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise that occur after that date.

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DUKE ENERGY CORPORATION

EARNINGS VARIANCES

March 2014 YTD vs. Prior Year

($ per share)	Regulated Utilities	International Energy	Commercial Power	Other	Consolidated
2013 YTD Reported Earnings Per Share, Diluted	$0.93	$0.14	$(0.07)	$(0.11)	$0.89

Costs to Achieve, Progress Merger	—	—	—	0.05	0.05
Economic Hedges (Mark-to-Market)	—	—	0.08	—	0.08

2013 YTD Adjusted Earnings Per Share, Diluted	$0.93	$0.14	$0.01	$(0.06)	$1.02

Weather	0.08	—	—	—	0.08

Pricing and Riders (a)	0.12	—	—	—	0.12

Volume	0.06	—	—	—	0.06

Operation and Maintenance, net of recoverables (b)	(0.05)	—	—	—	(0.05)

Latin America, including Foreign Exchange Rates (c)	—	0.04	—	—	0.04

Midwest Coal Generation (d)	—	—	(0.01)	—	(0.01)

Midwest Gas Generation (e)	—	—	0.01	—	0.01

Duke Energy Retail	—	—	(0.01)	—	(0.01)

Interest Expense	(0.03)	—	—	(0.01)	(0.04)

Change in effective income tax rate	—	—	—	0.01	0.01

Other (f)(g)	(0.07)	—	0.01	—	(0.06)

2014 YTD Adjusted Earnings Per Share, Diluted	$1.04	$0.18	$0.01	$(0.06)	$1.17

Midwest Generation Impairment	—	—	(1.23)	—	(1.23)
Costs to Achieve, Progress Merger	—	—	—	(0.04)	(0.04)
Economic Hedges (Mark-to-Market)	—	—	(0.03)	—	(0.03)
Discontinued Operations					(0.01)

2014 YTD Reported Earnings Per Share, Diluted	$1.04	$0.18	$(1.25)	$(0.10)	$(0.14)

Note 1: Earnings Per Share amounts are calculated using the consolidated effective income tax rate.

Note 2: Adjusted and Reported Earnings Per Share amounts by segment may not recompute from other published schedules due to rounding.

(a)	Primarily due to the September 2013 implementation of revised base rates for Duke Energy Carolinas (+$0.06), the June 2013 implementation of revised base rates for Duke Energy Progress (+$0.03), the May 2013 implementation of revised distribution rates for Duke Energy Ohio (+$0.01), and increased recovery under the IGCC rider, net of AFUDC, for Duke Energy Indiana (+$0.01).
(b)	Primarily driven by storm costs in the Carolinas, the 2013 deferral of Crystal River Unit 3 costs, and clean up costs related to the Dan River coal ash spill. These drivers are partially offset by the impact of nuclear outage cost levelization and lower nuclear generation operating expenses.
(c)	Primarily driven by stronger results in Latin America (+$0.06) primarily due to higher spot volumes and pricing in Brazil, offset by unfavorable foreign exchange rates (-$0.02).
(d)	Primarily due to lower energy margins (-$0.01) due to lower realized power prices (including hedge settlements) and higher fuel costs, partially offset by higher volumes.
(e)	Primarily due to increased generation margins (+$0.01) due to higher realized power prices (including hedge settlements) and lower fuel costs, partially offset by lower volumes.
(f)	Amount for Regulated Utilities includes an increase in depreciation and amortization expense (-$0.07) due to the 2013 reduction in the cost of removal component of amortization expense for Duke Energy Florida, lower AFUDC-equity (-$0.02), and higher non-income taxes (-$0.01), partially offset by higher wholesale margins (+$0.03).
(g)	Amount for Commercial Power includes favorable results of the renewables portfolio (+$0.01).

March 2014

QUARTERLY HIGHLIGHTS

(Unaudited)

	Three Months Ended March 31,
(In millions, except per-share amounts and where noted)	2014	2013
COMMON STOCK DATA
(Loss) Income from continuing operations attributable to Duke Energy Corporation common shareholders
Basic	$(0.13)	$0.89
Diluted	$(0.13)	$0.89
Loss from discontinued operations attributable to Duke Energy Corporation common shareholders
Basic	$(0.01)	$—
Diluted	$(0.01)	$—
Net (loss) income attributable to Duke Energy Corporation common shareholders
Basic	$(0.14)	$0.89
Diluted	$(0.14)	$0.89
Dividends Declared Per Share	$0.78	$0.765
Weighted-Average Shares Outstanding
Basic	706	705
Diluted	706	705

SEGMENT INCOME BY BUSINESS SEGMENT
Regulated Utilities	$737	$656
International Energy	130	97
Commercial Power(a)	(879)	(42)

Total Reportable Segment Income	(12)	711
Other Net Expense	(82)	(77)
Loss from Discontinued Operations, net of tax	(3)	—

Net (Loss) Income Attributable to Duke Energy Corporation	$(97)	$634

CAPITALIZATION
Total Common Equity	48%	50%
Total Debt	52%	50%

Total Debt	$41,622	$41,350
Book Value Per Share	$57.64	$58.14
Actual Shares Outstanding	707	706

CAPITAL AND INVESTMENT EXPENDITURES
Regulated Utilities	$1,130	$1,309
International Energy	9	12
Commercial Power	68	25
Other	61	64

Total Capital and Investment Expenditures	$1,268	$1,410

(a)	Includes an impairment charge related to the planned disposition of the Midwest Generation business of $867 million for the three months ended March 31, 2014 (net of tax of $514 million).

March 2014

QUARTERLY HIGHLIGHTS

(Unaudited)

	Three Months Ended March 31,
(In millions, except where noted)	2014	2013
REGULATED UTILITIES
Operating Revenues	$5,805	$5,060
Operating Expenses	4,427	3,840
Gains on Sales of Other Assets, net	1	2

Operating Income	1,379	1,222
Other Income and Expenses	69	61
Interest Expense	270	236

Income Before Income Taxes	1,178	1,047
Income Tax Expense	441	391

Segment Income	$737	$656

Depreciation and Amortization	$677	$536

Duke Energy Carolinas GWh sales	23,693	22,246
Duke Energy Progress GWh sales	16,161	14,701
Duke Energy Florida’s GWh sales	8,661	8,017
Duke Energy Ohio GWh sales	6,479	6,178
Duke Energy Indiana GWh sales	8,874	8,505

Total GWh sales	63,868	59,647

Net Proportional MW Capacity in Operation	49,595	49,641

INTERNATIONAL ENERGY
Operating Revenues	$382	$392
Operating Expenses	231	263

Operating Income	151	129
Other Income and Expenses	57	33
Interest Expense	23	21

Income Before Income Taxes	185	141
Income Tax Expense	51	42
Less: Income Attributable to Noncontrolling Interests	4	2

Segment Income	$130	$97

Depreciation and Amortization	$23	$26

Sales, GWh	5,241	4,756
Proportional MW Capacity in Operation	4,600	4,584

COMMERCIAL POWER
Operating Revenues	$449	$452
Operating Expenses(a)	1,862	533

Operating Loss	(1,413)	(81)
Other Income and Expenses	5	11
Interest Expense	15	15

Loss Before Income Taxes	(1,423)	(85)
Income Tax Benefit(b)	(544)	(43)

Segment Loss	$(879)	$(42)

Depreciation and Amortization	$61	$63
Actual Coal-fired Plant Production, GWh	4,711	4,549
Actual Gas-fired Plant Production, GWh	3,792	3,897
Actual Renewable Plant Production, GWh	1,589	1,405

Actual Plant Production, GWh	10,092	9,851

Net Proportional MW Capacity in Operation	7,770	8,094

OTHER
Operating Revenues	$25	$35
Operating Expenses	84	90

Operating Loss	(59)	(55)
Other Income and Expenses	7	11
Interest Expense	105	95

Loss Before Income Taxes	(157)	(139)
Income Tax Benefit	(75)	(60)
Less: Income (Loss) Attributable to Noncontrolling Interests	—	(2)

Segment Net Expense	$(82)	$(77)

Depreciation and Amortization	$29	$35

(a)	Includes a pretax impairment charge of $1,381 million for the three months ended March 31, 2014, related to the planned disposition of the Midwest Generation business.
(b)	Includes a tax benefit of $514 million for the three months ended March 31, 2014, on the impairment related to the planned disposition of the Midwest Generation business.

DUKE ENERGY CORPORATION

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

(Unaudited)

(In millions, except per-share amounts)

	Three Months Ended March 31,
	2014	2013
Operating Revenues
Regulated electric	$5,578	$4,889
Nonregulated electric, natural gas, and other	824	824
Regulated natural gas	222	185

Total operating revenues	6,624	5,898

Operating Expenses
Fuel used in electric generation and purchased power - regulated	2,000	1,703
Fuel used in electric generation and purchased power - nonregulated	409	454
Cost of natural gas and other	122	104
Operation, maintenance and other	1,506	1,421
Depreciation and amortization	790	660
Property and other taxes	358	343
Impairment charges	1,382	—

Total operating expenses	6,567	4,685

Gains on Sales of Other Assets and Other, net	1	2

Operating Income	58	1,215

Other Income and Expenses
Equity in earnings of unconsolidated affiliates	36	36
Other income and expenses, net	95	80

Total other income and expenses	131	116

Interest Expense	406	367

(Loss) Income From Continuing Operations Before Income Taxes	(217)	964
Income Tax (Benefit) Expense from Continuing Operations	(127)	330

(Loss) Income From Continuing Operations	(90)	634

Loss From Discontinued Operations, net of tax	(3)	—

Net (Loss) Income	(93)	634
Less: Net Income Attributable to Noncontrolling Interests	4	—

Net (Loss) Income Attributable to Duke Energy Corporation	$(97)	$634

Earnings Per Share - Basic and Diluted
(Loss) Income from continuing operations attributable to Duke Energy Corporation common shareholders
Basic	$(0.13)	$0.89
Diluted	$(0.13)	$0.89
Loss from discontinued operations attributable to Duke Energy Corporation common shareholders
Basic	$(0.01)	$—
Diluted	$(0.01)	$—
Net (Loss) Income attributable to Duke Energy Corporation common shareholders
Basic	$(0.14)	$0.89
Diluted	$(0.14)	$0.89
Weighted-average shares outstanding
Basic	706	705
Diluted	706	705

DUKE ENERGY CORPORATION

CONDENSED CONSOLIDATED BALANCE SHEETS

(Unaudited)

(In millions)

	March 31, 2014	December 31, 2013
ASSETS
Current Assets
Cash and cash equivalents	$1,531	$1,501
Short-term investments	6	44
Receivables (net of allowance for doubtful accounts of $17 at March 31, 2014 and $30 at December 31, 2013)	597	1,286
Restricted receivables of variable interest entities (net of allowance for doubtful accounts of $54 at March 31, 2014 and $43 at December 31, 2013)	2,199	1,719
Inventory	2,908	3,250
Assets held for sale	515	—
Regulatory assets	1,148	895
Other	1,661	1,821

Total current assets	10,565	10,516

Investments and Other Assets
Investments in equity method unconsolidated affiliates	386	390
Nuclear decommissioning trust funds	5,231	5,132
Goodwill	16,342	16,340
Assets held for sale	2,341	107
Other	3,251	3,432

Total investments and other assets	27,551	25,401

Property, Plant and Equipment
Cost	99,874	103,115
Accumulated depreciation and amortization	(33,519)	(33,625)

Net property, plant and equipment	66,355	69,490

Regulatory Assets and Deferred Debits
Regulatory assets	9,138	9,191
Other	183	181

Total regulatory assets and deferred debits	9,321	9,372

Total Assets	113,792	114,779

LIABILITIES AND EQUITY
Current Liabilities
Accounts payable	1,892	2,391
Notes payable and commercial paper	1,737	839
Taxes accrued	423	551
Interest accrued	478	440
Current maturities of long-term debt	885	2,104
Liabilities associated with assets held for sale	222	7
Regulatory liabilities	243	316
Other	1,612	1,996

Total current liabilities	7,492	8,644

Long-term Debt	39,000	38,152

Deferred Credits and Other Liabilities
Deferred income taxes	11,852	12,097
Investment tax credits	438	442
Accrued pension and other post-retirement benefit costs	1,270	1,322
Liabilities associated with assets held for sale	71	66
Asset retirement obligations	4,994	4,950
Regulatory liabilities	6,125	5,949
Other	1,761	1,749

Total deferred credits and other liabilities	26,511	26,575

Equity
Common stock, $0.001 par value, 2 billion shares authorized; 707 million and 706 million shares outstanding at March 31, 2014 and December 31, 2013, respectively	1	1
Additional paid-in capital	39,372	39,365
Retained earnings	1,713	2,363
Accumulated other comprehensive loss	(377)	(399)

Total Duke Energy Corporation shareholders’ equity	40,709	41,330
Noncontrolling interests	80	78

Total equity	40,789	41,408

Total Liabilities and Equity	$113,792	$114,779

DUKE ENERGY CORPORATION

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

(Unaudited)

(In millions)

	Three Months Ended March 31,
	2014	2013

CASH FLOWS FROM OPERATING ACTIVITIES
Net (Loss) Income	$(93)	$634
Adjustments to reconcile net income to net cash provided by operating activities:	1,466	457

Net cash provided by operating activities	1,373	1,091

CASH FLOWS FROM INVESTING ACTIVITIES
Net cash used in investing activities	(1,286)	(1,465)

CASH FLOWS FROM FINANCING ACTIVITIES
Net cash (used in) provided by financing activities	(57)	246

Net increase (decrease) in cash and cash equivalents	30	(128)
Cash and cash equivalents at beginning of period	1,501	1,424

Cash and cash equivalents at end of period	$1,531	$1,296

Regulated Utilities

Quarterly Highlights

Supplemental Regulated Utilities Electric Information

March 2014

	Three Months Ended March 31
				% Inc. (Dec.)
			%	Weather
	2014	2013	Inc. (Dec.)	Normal (2)

GWH Sales (1)
Residential	24,193	21,734	11.3%	2.9%
General Service	18,147	17,545	3.4%	3.6%
Industrial	12,055	11,925	1.1%	0.4%
Other Energy Sales	150	151	(0.7%)
Unbilled Sales	(584)	(206)	183.5%	N/A

Total Retail Sales	53,961	51,149	5.5%	2.6%

Special Sales (3)	9,907	8,498	16.6%

Total Consolidated Electric Sales - Regulated Utilities	63,868	59,647	7.1%

Average Number of Customers
Residential	6,265,318	6,201,159	1.0%
General Service	939,046	932,231	0.7%
Industrial	18,374	18,690	(1.7%)
Other Energy Sales	22,458	22,108	1.6%

Total Regular Sales	7,245,196	7,174,188	1.0%

Special Sales	64	62	3.2%

Total Average Number of Customers - Regulated Utilities	7,245,260	7,174,250	1.0%

Heating and Cooling Degree Days (4)
Carolinas - Actual
Heating Degree Days	1,969	1,776	10.9%
Cooling Degree Days	—	1	0.0%

Variance from Normal
Heating Degree Days	18.8%	5.0%	n/a
Cooling Degree Days	(100.0%)	(86.4%)	n/a

Midwest - Actual
Heating Degree Days	3,313	2,834	16.9%
Cooling Degree Days	—	—	0.0%

Variance from Normal
Heating Degree Days	25.3%	5.6%	n/a
Cooling Degree Days	(100.0%)	(100.0%)	n/a

Florida - Actual
Heating Degree Days	417	339	23.0%
Cooling Degree Days	144	178	(19.1%)

Variance from Normal
Heating Degree Days	3.2%	(16.1%)	n/a
Cooling Degree Days	(18.2%)	1.1%	n/a

(1)	Except as indicated in footnote (2), represents non-weather normalized billed sales, with energy delivered but not yet billed (i.e. unbilled sales) reflected as a single amount and not allocated to the respective retail classes.
(2)	Represents weather normal total retail calendar sales (i.e. billed and unbilled sales).
(3)	First quarter 2014 and first quarter 2013 include 177 GWH and 184 GWH, respectively, of sales associated with the FERC mitigation contracts, for which the financial results are excluded from the Regulated Utilities segment earnings.
(4)	Certain 2013 data has been recast to conform to the 2014 methodology which provides for consistency across all Regulated Utilities’ jurisdictions.

Duke Energy Carolinas

Quarterly Highlights

Supplemental Regulated Utilities Electric Information

March 2014

	Three Months Ended March 31
				% Inc. (Dec.)
			%	Weather
	2014	2013	Inc. (Dec.)	Normal (2)

GWH Sales (1)
Residential	8,564	7,705	11.1%
General Service	6,781	6,526	3.9%
Industrial	4,914	4,811	2.1%
Other Energy Sales	73	74	(1.4%)
Unbilled Sales	(181)	10	(100.0%)

Total Regular Electric Sales	20,151	19,126	5.4%	2.5%

Special Sales (3)	3,542	3,120	13.5%

Total Consolidated Electric Sales - Duke Energy Carolinas	23,693	22,246	6.5%

Average Number of Customers
Residential	2,081,865	2,062,339	0.9%
General Service	340,187	337,515	0.8%
Industrial	6,525	6,650	(1.9%)
Other Energy Sales	14,485	14,350	0.9%

Total Regular Sales	2,443,062	2,420,854	0.9%

Special Sales	26	24	8.3%

Total Average Number of Customers - Duke Energy Carolinas	2,443,088	2,420,878	0.9%

Heating and Cooling Degree Days (4)
Actual
Heating Degree Days	2,042	1,857	10.0%
Cooling Degree Days	—	—	0.0%

Variance from Normal
Heating Degree Days	19.1%	6.1%	n/a
Cooling Degree Days	(100.0%)	(100.0%)	n/a

(1)	Except as indicated in footnote (2), represents non-weather normalized billed sales, with energy delivered but not yet billed (i.e. unbilled sales) reflected as a single amount and not allocated to the respective retail classes.
(2)	Represents weather normal total retail calendar sales (i.e. billed and unbilled sales).
(3)	First quarter 2014 and first quarter 2013 include 177 GWH and 184 GWH, respectively, of sales associated with the FERC mitigation contracts, for which the financial results are excluded from the Regulated Utilities segment earnings.
(4)	Certain 2013 data has been recast to conform to the 2014 methodology which provides for consistency across all Regulated Utilities’ jurisdictions.

Duke Energy Progress

Quarterly Highlights

Supplemental Regulated Utilities Electric Information

March 2014

	Three Months Ended March 31
	2014	2013	% Inc. (Dec.)	% Inc. (Dec.) Weather Normal (2)

GWH Sales (1)
Residential	5,580	4,959	12.5%
General Service	3,641	3,482	4.6%
Industrial	2,381	2,444	(2.6%)
Other Energy Sales	30	30	0.0%
Unbilled Sales	3	35	(91.4%)

Total Regular Electric Sales	11,635	10,950	6.3%	2.3%

Special Sales	4,526	3,751	20.7%

Total Consolidated Electric Sales - Duke Energy Progress	16,161	14,701	9.9%

Average Number of Customers
Residential	1,251,608	1,237,568	1.1%
General Service	221,892	220,208	0.8%
Industrial	4,291	4,396	(2.4%)
Other Energy Sales	1,751	1,812	(3.4%)

Total Regular Sales	1,479,542	1,463,984	1.1%

Special Sales	15	15	0.0%

Total Average Number of Customers - Duke Energy Progress	1,479,557	1,463,999	1.1%

Heating and Cooling Degree Days (3)
Actual
Heating Degree Days	1,896	1,695	11.9%
Cooling Degree Days	—	2	0.0%

Variance from Normal
Heating Degree Days	18.5%	3.9%	n/a
Cooling Degree Days	(100.0%)	(74.5%)	n/a

(1)	Except as indicated in footnote (2), represents non-weather normalized billed sales, with energy delivered but not yet billed (i.e. unbilled sales) reflected as a single amount and not allocated to the respective retail classes.
(2)	Represents weather normal total retail calendar sales (i.e. billed and unbilled sales).
(3)	Certain 2013 data has been recast to conform to the 2014 methodology which provides for consistency across all Regulated Utilities’ jurisdictions.

Duke Energy Florida

Quarterly Highlights

Supplemental Regulated Utilities Electric Information

March 2014

	Three Months Ended March 31
	2014	2013	% Inc. (Dec.)	% Inc. (Dec.) Weather Normal (2)

GWH Sales (1)
Residential	4,051	3,744	8.2%
General Service	3,248	3,224	0.7%
Industrial	801	755	6.1%
Other Energy Sales	6	6	0.0%
Unbilled Sales	139	34	308.8%

Total Regular Sales	8,245	7,763	6.2%	3.3%

Special Sales	416	254	63.8%

Total Electric Sales - Duke Energy Florida	8,661	8,017	8.0%

Average Number of Customers
Residential	1,492,358	1,473,749	1.3%
General Service	190,437	188,343	1.1%
Industrial	2,301	2,361	(2.5%)
Other Energy Sales	1,555	1,568	(0.8%)

Total Regular Sales	1,686,651	1,666,021	1.2%

Special Sales	16	15	6.7%

Total Average Number of Customers - Duke Energy Florida	1,686,667	1,666,036	1.2%

Heating and Cooling Degree Days (3)
Actual
Heating Degree Days	417	339	23.0%
Cooling Degree Days	144	178	(19.1%)

Variance from Normal
Heating Degree Days	3.2%	(16.1%)	n/a
Cooling Degree Days	(18.2%)	1.1%	n/a

(1)	Except as indicated in footnote (2), represents non-weather normalized billed sales, with energy delivered but not yet billed (i.e. unbilled sales) reflected as a single amount and not allocated to the respective retail classes.
(2)	Represents weather normal total retail calendar sales (i.e. billed and unbilled sales).
(3)	Certain 2013 data has been recast to conform to the 2014 methodology which provides for consistency across all Regulated Utilities’ jurisdictions.

Duke Energy Ohio

Quarterly Highlights

Supplemental Regulated Utilities Electric Information

March 2014

	Three Months Ended March 31
				% Inc. (Dec.)
			%	Weather
	2014	2013	Inc. (Dec.)	Normal (2)

GWH Sales (1)
Residential	2,779	2,498	11.2%
General Service	2,372	2,282	3.9%
Industrial	1,436	1,396	2.9%
Other Energy Sales	28	28	0.0%
Unbilled Sales	(242)	(146)	(65.8%)

Total Regular Electric Sales	6,373	6,058	5.2%	2.0%

Special Sales	106	120	(11.7%)

Total Electric Sales - Duke Energy Ohio	6,479	6,178	4.9%

Average Number of Customers
Residential	743,580	737,283	0.9%
General Service	86,251	86,056	0.2%
Industrial	2,522	2,562	(1.6%)
Other Energy	3,171	2,924	8.4%

Total Regular Sales	835,524	828,825	0.8%

Special Sales	1	1	0.0%

Total Average Number of Electric Customers - Duke Energy Ohio	835,525	828,826	0.8%

Heating and Cooling Degree Days (3)
Actual
Heating Degree Days	3,109	2,703	15.0%
Cooling Degree Days	—	—	0.0%

Variance from Normal
Heating Degree Days	21.4%	4.0%	n/a
Cooling Degree Days	(100.0%)	(100.0%)	n/a

(1)	Except as indicated in footnote (2), represents non-weather normalized billed sales, with energy delivered but not yet billed (i.e. unbilled sales) reflected as a single amount and not allocated to the respective retail classes.
(2)	Represents weather normal total retail calendar sales (i.e. billed and unbilled sales).
(3)	Certain 2013 data has been recast to conform to the 2014 methodology which provides for consistency across all Regulated Utilities’ jurisdictions.

Duke Energy Ohio

Quarterly Highlights

Supplemental Regulated Utilities Gas Information

March 2014

	Three Months Ended March 31
				% Inc. (Dec.)
			%	Weather
	2014	2013	Inc. (Dec.)	Normal (2)

MCF Sales (1)
Residential	23,585,941	20,044,850	17.7%
General Service	13,692,491	11,648,545	17.5%
Industrial	2,812,830	2,407,491	16.8%
Other Energy Sales	6,597,030	6,154,498	7.2%
Unbilled Sales	(2,467,000)	(912,000)	(170.5%)

Total Gas Sales - Duke Energy Ohio	44,221,292	39,343,384	12.4%	2.0%

Average Number of Customers
Residential	476,115	471,571	1.0%
General Service	45,299	45,001	0.7%
Industrial	1,717	1,688	1.7%
Other Energy	158	166	(4.8%)

Total Average Number of Gas Customers - Duke Energy Ohio	523,289	518,426	0.9%

Heating and Cooling Degree Days (3)
Actual
Heating Degree Days	3,109	2,703	15.0%
Cooling Degree Days	—	—	0.0%

Variance from Normal
Heating Degree Days	21.4%	4.0%	n/a
Cooling Degree Days	(100.0%)	(100.0%)	n/a

(1)	Except as indicated in footnote (2), represents non-weather normalized billed sales, with energy delivered but not yet billed (i.e. unbilled sales) reflected as a single amount and not allocated to the respective retail classes.
(2)	Represents weather normal total retail calendar sales (i.e. billed and unbilled sales).
(3)	Certain 2013 data has been recast to conform to the 2014 methodology which provides for consistency across all Regulated Utilities’ jurisdictions.

Duke Energy Indiana

Quarterly Highlights

Supplemental Regulated Utilities Electric Information

March 2014

	Three Months Ended March 31
				% Inc. (Dec.)
			%	Weather
	2014	2013	Inc. (Dec.)	Normal (2)

GWH Sales (1)
Residential	3,219	2,828	13.8%
General Service	2,105	2,031	3.6%
Industrial	2,523	2,519	0.2%
Other Energy Sales	13	13	0.0%
Unbilled Sales	(303)	(139)	(118.0%)

Total Regular Electric Sales	7,557	7,252	4.2%	2.8%

Special Sales	1,317	1,253	5.1%

Total Electric Sales - Duke Energy Indiana	8,874	8,505	4.3%

Average Number of Customers
Residential	695,907	690,220	0.8%
General Service	100,279	100,109	0.2%
Industrial	2,735	2,721	0.5%
Other Energy	1,496	1,454	2.9%

Total Regular Sales	800,417	794,504	0.7%

Special Sales	6	7	(14.3%)

Total Average Number of Electric Customers - Duke Energy Indiana	800,423	794,511	0.7%

Heating and Cooling Degree Days (3)
Actual
Heating Degree Days	3,517	2,966	18.6%
Cooling Degree Days	—	—	0.0%

Variance from Normal
Heating Degree Days	29.0%	7.0%	n/a
Cooling Degree Days	(100.0%)	(100.0%)	n/a

(1)	Except as indicated in footnote (2), represents non-weather normalized billed sales, with energy delivered but not yet billed (i.e. unbilled sales) reflected as a single amount and not allocated to the respective retail classes.
(2)	Represents weather normal total retail calendar sales (i.e. billed and unbilled sales).
(3)	Certain 2013 data has been recast to conform to the 2014 methodology which provides for consistency across all Regulated Utilities’ jurisdictions.

DUKE ENERGY CORPORATION

ADJUSTED TO REPORTED EARNINGS RECONCILIATION

Three Months Ended March 31, 2014

(Dollars in millions, except per-share amounts)

		Special Items
	Adjusted Earnings	Costs to Achieve, Progress Merger		Midwest Generation Impairment		Economic Hedges (Mark-to- Market) *		Discontinued Operations		Total Adjustments	Reported Earnings
SEGMENT INCOME
Regulated Utilities	$737	$—		$—		$—		$—		$—	$737
International Energy	130	—		—		—		—		—	130
Commercial Power	10	—		(867	)D	(22	)B	—		(889)	(879)

Total Reportable Segment Income	877	—		(867)		(22)		—		(889)	(12)
Other	(48)	(34	)A	—		—		—		(34)	(82)

Total Reportable Segment Income and Other Net Expense	829	(34)		(867)		(22)		—		(923)	(94)
Discontinued Operations	—	—		—		—		(3	)C	(3)	(3)

Net Income (Loss) Attributable to Duke Energy Corporation	$829	$(34)		$(867)		$(22)		$(3)		$(926)	$(97)

EPS ATTRIBUTABLE TO DUKE ENERGY CORPORATION, BASIC	$1.17	$(0.04)		$(1.23)		$(0.03)		$(0.01)		$(1.31)	$(0.14)

EPS ATTRIBUTABLE TO DUKE ENERGY CORPORATION, DILUTED	$1.17	$(0.04)		$(1.23)		$(0.03)		$(0.01)		$(1.31)	$(0.14)

A -	Net of $21 million tax benefit. $1 million recorded as a decrease in Operating Revenues, $53 million recorded within Operating Expenses and $1 million recorded within Interest expense on the Condensed Consolidated Statements of Operations.
B -	Net of $12 million tax benefit. $124 million loss recorded within Nonregulated electric, natural gas, and other (Operating Revenues) and $90 million gain recorded within Fuel used in electric generation and purchased power-nonregulated (Operating Expenses) on the Condensed Consolidated Statements of Operations.
C -	Recorded in Income (Loss) From Discontinued Operations, net of tax on the Condensed Consolidated Statements of Operations.
D -	Net of $514 million tax benefit. Recorded in Impairment charges (Operating Expenses) on the Condensed Consolidated Statements of Operations.

Weighted Average Shares (reported and adjusted) - in millions

Basic	706
Diluted	706

*	Mark-to-market adjustments reflect the impact of derivative contracts, which are used in Duke Energy’s hedging of a portion of the economic value of its generation assets in the Commercial Power segment. The mark-to-market impact of derivative contracts is recognized in GAAP earnings immediately as such derivative contracts do not qualify for hedge accounting or regulatory treatment. The economic value of generation assets is subject to fluctuations in fair value due to market price volatility of input and output commodities (e.g. coal, electricity, natural gas). Economic hedging involves both purchases and sales of those input and output commodities related to generation assets. Operations of the generation assets are accounted for under the accrual method. Management believes excluding impacts of mark-to-market changes of the derivative contracts from operating earnings until settlement better matches the financial impacts of the derivative contract with the portion of economic value of the underlying hedged asset. Management believes the presentation of adjusted earnings and adjusted diluted EPS provides useful information to investors, as it provides them an additional relevant comparison of Duke Energy’s performance across periods.

DUKE ENERGY CORPORATION

ADJUSTED TO REPORTED EARNINGS RECONCILIATION

Three Months Ended March 31, 2013

(Dollars in millions, except per-share amounts)

		Special Items
	Adjusted Earnings	Costs to Achieve, Progress Merger		Economic Hedges (Mark- to-Market) *		Total Adjustments	Reported Earnings
SEGMENT INCOME
Regulated Utilities	$656	$—		$—		$—	$656
International Energy	97	—		—		—	97
Commercial Power	6	—		(48	)B	(48)	(42)

Total Reportable Segment Income	759	—		(48)		(48)	711
Other	(43)	(34	)A	—		(34)	(77)

Net Income (Loss) Attributable to Duke Energy Corporation	$716	$(34)		$(48)		$(82)	$634

EPS ATTRIBUTABLE TO DUKE ENERGY CORPORATION, BASIC	$1.02	$(0.05)		$(0.08)		$(0.13)	$0.89

EPS ATTRIBUTABLE TO DUKE ENERGY CORPORATION, DILUTED	$1.02	$(0.05)		$(0.08)		$(0.13)	$0.89

A -	Net of $21 million tax benefit. $15 million recorded as an increase in Operating Revenues and $70 million recorded in Operating Expenses on the Condensed Consolidated Statements of Operations.
B -	Net of $27 million tax benefit. $68 million loss recorded in Nonregulated electric, natural gas and other (Operating Revenues) and $7 million loss recorded within Fuel used in electric generation and purchased power-nonregulated (Operating Expenses) on the Condensed Consolidated Statements of Operations.

Weighted Average Shares (reported and adjusted) - in millions

Basic	705
Diluted	705

*	Mark-to-market adjustments reflect the impact of derivative contracts, which are used in Duke Energy’s hedging of a portion of the economic value of its generation assets in the Commercial Power segment. The mark-to-market impact of derivative contracts is recognized in GAAP earnings immediately as such derivative contracts do not qualify for hedge accounting or regulatory treatment. The economic value of generation assets is subject to fluctuations in fair value due to market price volatility of input and output commodities (e.g. coal, electricity, natural gas). Economic hedging involves both purchases and sales of those input and output commodities related to generation assets. Operations of the generation assets are accounted for under the accrual method. Management believes excluding impacts of mark-to-market changes of the derivative contracts from operating earnings until settlement better matches the financial impacts of the derivative contract with the portion of economic value of the underlying hedged asset. Management believes the presentation of adjusted earnings and adjusted diluted EPS provides useful information to investors, as it provides them an additional relevant comparison of Duke Energy’s performance across periods.